As filed with the Securities and Exchange Commission on April 17, 2014

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DS HEALTHCARE GROUP, INC.

(Exact name of the registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

20-8380461

(I.R.S. Employer Identification Number)

1601 Green Road

Pompano Beach, FL 33064

(888) 404-7770

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. Daniel Khesin

Chief Executive Officer

DS Healthcare Group, Inc.

1601 Green Road

Pompano Beach, FL 33064

(888) 404-7770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Brian A. Pearlman, Esq.

Pearlman Schneider LLP

2200 Corporate Boulevard N.W.

Suite 210

Boca Raton, Florida 33431

telephone (561) 362-9595

telecopier (561) 362-9612

Approximate date of commencement of proposed sale to the public:

From time to time after effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001(1)	1,965,000	$ 1.96	$ 3,851,400	$ 496.06

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(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 17, 2014

PROSPECTUS

1,965,000 shares

This prospectus relates to periodic offers and sales of 1,965,000 shares of our common stock by the selling shareholders. These shares may be sold from time to time by the selling shareholder and their donees, pledgees, transferees or successors in interest. These shares were issued in connection with a private placement of our shares to accredited investors. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling shareholders.

The selling shareholders may sell the shares of common stock described in this prospectus from time to time in a number of different ways. These sales may be at negotiated prices, which may be at fixed prices, at prevailing market prices at the time of sale or at prices related to the prevailing market price, varying prices determined at the time of sale, or at negotiated prices. We provide more information about how the selling shareholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 11.

Our common stock is quoted on the Nasdaq Capital Market under the symbol "DSKX.” On April 15, 2014 the last reported sale price for our common stock was $1.96 per share.

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Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus to read about the risks of investing in our common stock.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is April 17, 2014

PROSPECTUS SUMMARY

The following is a general summary of the information contained in this prospectus. It does not include all of the information that you should consider before investing in our securities. You should read this entire prospectus, the documents incorporated by reference into this prospectus and any accompanying prospectus supplement before making an investment decision.

Our company

We are a global personal-care, product development and marketing company. We develop and market proprietary branded personal care products that address thinning hair conditions, skin care and other personal care needs. Our management believes we are currently a leading innovator of “Liposome Technology”, which acts as a carrier agent, and has been designed to enhance the action of the active ingredients in our products, and “Nanosome Technology”, which acts as a delivery vehicle, and has been designed to infuse active compounds into targeted cells for increased efficiency of our products. We have grown steadily since inception with a network of retailers across North America and distributors throughout Europe, Asia and South America. We currently offer the following lines of products:

•	hair care
•	personal care
•	skin care

We formulate, market and sell these products through specialty retailers, spas, salons and other distributors. Our products are compounded through various third party compounders on an order-by-order basis. We currently research, develop and formulate our own products, consistent with our mission to provide products that make a meaningful difference in the lives of our customers.

We reported a net loss of $3.2 million and $3.6 million for the years ended December 31, 2013 and 2012, respectively. As of December 31, 2013, our accumulated deficit was $8,307,420. Primarily as a result of our recurring losses from operations, negative cash flows and our accumulated deficit, our independent registered public accounting firm has included in its report for the year ended December 31, 2013 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, our ability to obtain sufficient financing to support our operations.

Corporate Information

We were incorporated in Florida in January 2007. Our corporate headquarters and principal executive offices are located at 1601 Green Road, Pompano Beach, FL 33064. Our telephone number at those offices is (888) 404-7770. Our fiscal year end is December 31. We maintain a website at www.dshealthcaregroup.com.

When used herein, "DS Healthcare", "we", "us" or "our" refers to DS Healthcare Group, Inc., a Florida corporation, and our subsidiaries. The information which appears on our website is not part of this prospectus.

Common Stock offered

Under this prospectus, the selling shareholders listed in the section of this prospectus entitled “Selling Shareholders” may offer and sell up to 1,965,000 shares of our common stock owned by them. These shares were issued and sold in a private placement of our common stock to accredited investors which closed in December 2013 and January 2014.

Use of proceeds

We will not receive any proceeds from the sales of the common stock offered by this prospectus.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

Risks Related to Our Business and Industry

We had net losses of $3,623,110 and $3,225,290 for the years ended December 31, 2012 and December 31, 2013, respectively, and we have historically incurred losses and may incur losses in the future that may adversely affect our financial condition

We had net losses of $3,623,110 and $3,225,290 for the years ended December 31, 2012 and December 31, 2013, respectively. In the event we are unable to attain increased gross margins, reduced costs and/or generate sufficient additional revenues to offset our costs, we may continue to sustain losses in the future.

Our independent registered public accounting firm's report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

As of December 31, 2013, our accumulated deficit was $8,307,420. Primarily as a result of our recurring losses from operations, negative cash flows and our accumulated deficit, our independent registered public accounting firm has included in its report for the year ended December 31, 2013 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, our ability to obtain sufficient financing to support our operations.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

The introduction of new products and services and expansion of our distribution channels have contributed significantly to our recent results, but we must continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•	our ability to manage costs;
•	the increasing level of competition in the skin care and personal care industry;
•	our ability to continuously offer new or improved products;
•	our ability to maintain efficient, timely and cost-effective production and delivery of our products;
•	our ability to maintain sufficient production capacity for our products;
•	the efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;
•	our ability to identify and respond successfully to emerging trends in the skin care, hair care and personal care industry;
•	the level of consumer acceptance of our products;
•	regulatory compliance costs; and
•	general economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to reach profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

The majority of our revenue is generated on the basis of purchase orders, rather than long term purchase commitments; if we lose one or more of these customers it may adversely affect our financial position and results of operations.

While we have long-term agreements with several distributors, the majority of our customers may cancel a purchase order or defer shipments of our products at any time. Furthermore, most of our distributors can terminate their agreements with our company on relatively short notice. While we have maintained long-term relationships with many of our distributors and have not experienced significant cancellation or deferment of customer orders, the lack of long-term purchase commitments creates a risk that product demand may be reduced if orders are canceled or deferred. Furthermore, because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual revenue may be different from our forecasts, which could adversely affect our financial position and results of operations.

If we fail to promote and maintain our brand in the market, our businesses, operating results, financial condition, and our ability to attract customers will be materially adversely affected.

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

Our products may require clinical trials to establish benefit claims and their efficacy.

While the majority of the active ingredients in our current products have undergone independent third party studies and clinical trials to establish benefit claims and efficacy, certain ingredients contained in our products and our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials would require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formulation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients combined in our product formulations. Accordingly, there can be no assurance that our products even when used as directed will have the effects intended. In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

We may be unable to protect our intellectual property rights and may be subject to intellectual property litigation and infringement claims by third parties.

We intend to protect our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology. Additionally, there can be no assurance that others will not independently develop similar know-how and trade secrets. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation, or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to offer competitive products at lower prices and we may not be able to effectively compete against these companies. We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, may require us to:

•	defend against infringement claims which are expensive and time consuming;
•	cease making, licensing or using products that incorporate the challenged intellectual property;
•	re-design, re-engineer or re-brand our products or packaging; or
•	enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

We are dependent upon suppliers for our raw materials which we purchase on a per order basis without long term contracts and our suppliers are dependent on the continued availability and pricing of raw materials, either of which could negatively affect our ability to manage costs and maintain profitable operating margins.

We currently purchase our raw materials from suppliers with whom we have no written purchase contracts. Any supplier and any order may be terminated or rejected by any supplier at any time. Our reliance on open orders, no preference or assurances from suppliers, and our reliance on these suppliers, creates a risk that our supply of raw materials may be interrupted at any time. We may not be able to timely source another supplier, resulting in delays and decreased sales. We have tried to minimize these risks by maintaining inventories consistent with projected needs but can make no assurances that we will be able to maintain adequate stockpiles or that we will be able to acquire and stockpile raw materials at reasonable costs. Our failure to ensure a steady supply of raw material or any significant interruption in the supply of raw materials could have a material adverse effect on our operations and ability to timely fulfill orders, resulting in lost orders and revenue.

We rely on third-party suppliers and compounders to provide raw materials for our products and to compound our products, and we will have limited control over these suppliers and compounders and may not be able to obtain quality products on a timely basis or in sufficient quantity.

Substantially all of our products are compounded by unaffiliated compounders. We do not have any long-term contracts with our suppliers or compounding sources, and we expect to compete with other companies for raw materials, production and import capacity. If we experience significant increased demand, or need to replace an existing compounder, there can be no assurance that additional supplies of raw materials or additional compounding capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new compounding or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and compounding in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term. In addition, there can be no assurance that our suppliers and compounding will continue to provide raw materials and to compounding products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our compounding, products that fail to meet our standards or other unauthorized products could end up in the marketplace without our knowledge, which could harm our reputation in the marketplace.

We rely on limited intellectual property protection as an important element of competition.

We currently have trademark registration for most of our products. We rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain jurisdictions where our products are sold. While we have one patent pending and under review by the United States Patent Office, or USPO, we currently have no patents on our products. We will continue to use the current business strategy of adding proprietary blends to each product formula. More than the name trademark, the proprietary blend formula makes formula replication challenging for any possible competitor. We believe adding proprietary blends make replication quite difficult and expensive. However, to the extent we do not have patents on our products; another company may replicate one or more of our products.

Like other distributors and manufacturers of hair care, skin care and personal care products, we face an inherent risk of exposure to product liability claims in the event that the use of the products that we sell results in injury.

While we believe we are currently materially compliant with regulations covering our products, we may be subjected to various product liability claims, including claims that the products we sell contain contaminants, are improperly labeled or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. In addition, we may be forced to defend lawsuits. While to date we have never been subject to any product liability claim, we cannot predict whether product liability claims will be brought against us in the future or predict the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. If our insurance protection is inadequate and our third-party vendors do not indemnify us, the successful assertion of product liability claims against us could result in potentially significant monetary damages. In addition, interactions of our products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored. We may also be exposed to claims relating to product advertising or product quality. People may purchase our products expecting certain physical results, unique to skin care and personal care products. If they do not perceive expected results to occur, such individuals may seek monetary retribution.

In the future, we could be subject to additional laws or regulations promulgated by the FDA or other federal, state or foreign regulatory authorities or subject to more stringent interpretations of current laws or regulations which may adversely impact our business and operations.

We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. The United States Food and Drug Administration, or FDA, or other governmental regulatory bodies could require the reformulation of certain products to meet new standards or FDA approval prior to marketing and sale of certain products. Any or all of such requirements could have a materially adverse affect on our business, financial condition, results of operations and cash flows. The cost to comply with new or changing regulations could be material. Furthermore, we cannot provide any assurances that any product would ultimately comply with new or changing regulations.

Our business may be adversely affected by unfavorable publicity within the skin care or personal care market.

We believe that the hair care, skin care and personal care markets are significantly affected by national media attention. As with any retail provider, future scientific research or publicity may not be favorable to the industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of our dependence on consumers’ perceptions, adverse publicity associated with illness or other adverse effects resulting from the use of our products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research, could have a material adverse effect on our business, financial condition and results of operations. We are highly dependent upon consumers’ perceptions of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that hair care, skin care or personal care products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Our success is dependent upon the successful introduction of our new products and success in expanding the demand for existing brands.

We believe the growth of our net sales is substantially dependent upon our ability to introduce our products to the public. At present, we have limited resources to spend on advertising and marketing therefore we will rely, to a large extent, on relationship with strategic partners to assist in our development of distribution channels. Our ability to meet future obligations is dependent in large measure on the success of our product sales. We expect to introduce additional products. The success of new products is dependent upon a number of factors, including our ability to formulate products that will appeal to consumers and respond to market trends in a timely manner. There can be no assurance that our efforts to formulate new products will be successful or that consumers will accept our new products. In addition, products experiencing strong popularity and rapid growth may not maintain their sales volumes over time.

We do not have long-term contracts with suppliers and compounders and we are dependent on the services of these third parties.

We purchase all of our products from third-party suppliers and compounders pursuant to purchase orders, but without any long-term agreements. In the event that a current supplier or compounder is unable to meet our compounding and delivery requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third-party suppliers and compounders, none of these agreements are long term. We also rely on third-party carriers for product shipments, including shipments to and from our warehouse facilities. We are therefore subject to the risks, including but not limited to employee strikes and inclement weather, associated with our carrier’s ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate manner would harm our reputation and our business and results of operations.

Our website and internal systems may be subject to intentional disruption that could adversely impact our reputation and future sales.

We could be a target of cyber-attacks designed to penetrate our network security or the security of our internal systems, misappropriate proprietary information and/or cause interruptions to our services or delay the delivery of our products to customers. If an actual or perceived breach of our network security occurs, it may expose us to the loss of information, litigation and possible liability. Such a security breach could also divert the efforts of our technical and management personnel. In addition, such a security breach could impair our ability to operate our business. If this happens, our reputation could be harmed, our revenues could decline and our business could suffer.

We are involved in several litigation matters that could harm our business, brand and reputation, financial condition or results of operations.

We are involved in a few lawsuits involving various suppliers and service providers. Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or we may decide to settle lawsuits on unfavorable terms. In addition, defending these claims is costly and can impose a significant burden on management and employees, and we may receive unfavorable preliminary or interim rulings in the course of litigation. Any such negative outcome could result in payments of monetary damages, adverse effects on the market price of our common stock or changes to our business practices, and accordingly our business, brand and reputation, financial condition, or results of operations could be materially and adversely affected.

Many of our competitors have substantially greater financial, technical and human resources than we do.

Our competitors may succeed in formulating products that are more effective than those currently developed by us. Progress by other researchers in areas similar to those being explored by us may result in further competitive challenges. In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products. They may also establish exclusive collaborative or licensing relationships with our competitors. In addition, large pharmaceutical companies compete with others and with us in the skin care and personal care product industry. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess manufacturing, distribution and marketing capabilities far greater than ours. We also face competition in both the health food store and mass market distribution channels from private label products offered by health and natural food store chains, drugstore chains, mass merchandisers and supermarket chains.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

As of December 31, 2013, our chief executive officer and chief financial officer concluded that our internal controls over financial reporting were not effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. We are in the process of remediating the material weaknesses, but we have not yet been able to complete our remediation efforts. To mitigate the current limited resources and limited employees, we rely heavily on direct management oversight of transactions, along with the use of legal and accounting professionals. As we grow, we expect to increase our number of employees, which will enable us to implement adequate segregation of duties within the internal control framework. It will take additional time to design, implement and test the controls and procedures required to enable our management to conclude that our internal control over financial reporting is effective. We cannot at this time estimate how long it will take to complete our remediation efforts or the cost of those efforts. We cannot assure you that measures we plan to take will be effective in mitigating or preventing significant deficiencies or material weaknesses in our internal control over financial reporting. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses or cause us to fail to meet our periodic reporting obligations. The existence of a material weakness could result in errors in our financial statements that could result in restatements of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in the trading price of our stock.

We depend heavily on the services of Daniel Khesin and the loss of Mr. Khesin could materially harm our company.

We rely on Daniel Khesin, as our chief executive and chief financial officer. The loss of the services of Mr. Khesin could materially harm our business. While we have entered into an employment agreement with Mr. Khesin, we do not presently maintain a key-man life insurance policy on Mr. Khesin.

Risks Related to Our Common Stock

Our common stock may be affected by limited trading volume and may fluctuate significantly.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Thinly traded common stock can be more volatile than common stock traded in an active public market. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

We do not currently intend to pay dividends on our common stock and, consequently, an investor’s ability to achieve a return on its investment will depend on appreciation in the price of our common stock.

We currently intend to invest our future earnings, if any, to fund the development and growth of our business. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations and other factors our board of directors may deem relevant. If we do not pay dividends, a shareholder’s ability to achieve a return on its investment in our company will depend on any future appreciation in the market price of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain the price at which a shareholder initially purchased its common stock.

If shares of our common or preferred stock available for issuance or shares eligible for future sale were introduced into the market, it could dilute our current stockholders and/or hurt our stock price.

We are authorized to issue 300,000,000 shares of common stock and 30,000,000 shares of preferred stock. The exercise of outstanding options and/or warrants may cause substantial dilution to those who hold shares of common stock prior to such exercises. In addition, sales of substantial amounts of the common stock in the public market by these holders or perceptions that such sales may take place may lower the common stock's market price. We may sell our authorized, but unissued, common stock to satisfy our funding requirements. We are also authorized to issue up to 30,000,000 shares of preferred stock, without stockholder approval. Any future series or class of preferred stock may have rights that are superior to the rights of the holders of our common stock. The sale or the proposed sale of substantial amounts of our common or preferred stock may adversely affect the market price of our common stock and our stock price and our stockholders may also experience substantial dilution.

If the selling shareholders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

It is possible that the selling shareholders will offer all of the shares for sale. Further because it is possible that a significant number of shares of our common stock could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price for our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to risks associated with:

•	our history of losses,
•	our ability to grow our company,
•	the lack of long-term contracts with our customers and our ability to attract customers for our products,
•	possible need for clinical trials,
•	our ability to protect our intellectual property rights and limited intellectual property protection,
•	the lack of long-term supply contracts for raw materials,
•	our dependence on third party suppliers and compounders and the lack of long-term contracts with these third party suppliers and compounders,
•	the possibility of product liability claims against us,
•	the impact of government regulations,
•	unfavorable publicity,
•	our ability to introduce new products,
•	continual and uninterrupted of our website and network,
•	adverse outcome of litigation to which we are a party,
•	our ability to effectively compete,
•	material weaknesses in our internal control over financial reporting,
•	our ability to continue as going concern,
•	our dependence on our chief executive officer,
•	the limited trading market for our common stock,
•	our ability to declare and pay dividends,
•	the ability to our board of directors to issue additional shares of common stock or preferred stock, and
•	the possible sale of all of our shares included in this prospectus by the selling shareholders.

We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SELLING SHAREHOLDERS

At April 17, 2014 there were 16,067,775 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales by the selling shareholders listed below who are our affiliates and their pledgees, donees and other successors in interest. The following table sets forth:

•	the name of each selling shareholder,
•	the number of shares owned, and
•	the number of shares being registered for resale by the selling shareholder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling shareholders may be offered hereby. Because the selling shareholders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling shareholders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling shareholders will not own any securities after the offering.

Name of Selling Shareholder	Number of Shares Owned	Shares to be Offered	Shares to be Owned After Offering	Percentage to be Owned After Offering
Del Mar Master Fund, Ltd. (1)	1,512,500	1,512,500	0	—
Frost Gamma Investment Trust (2)	150,000	150,000	0	—
Marin Bleu Inc. (3)	100,000	100,000	0	—
Lorber Alpha II LP (4)	62,500	62,500	0	—
Richard Lampen(7)	20,000	20,000	0	—
MZ Trading LLC (5)	20,000	20,000	0	—
Richard Rosenstock(7)	20,000	20,000	0	—
Michael Liebowitz	20,000	20,000	0	—
Lonnie Olgunick and Dara Olgunick, JT Ten in Entirety(7)	20,000	20,000	0	—
David Thalheim Revocable Living Trust (6)	20,000	20,000	0	—
Marie V. Wolf	20,000	20,000	0	—
Total		1,965,000

———————

(1)	David W. Freelove holds voting and dispositive control over securities held of record by Del Mar Master Fund, Ltd.
(2)

Dr. Phillip Frost, Trustee, holds voting and dispositive control over securities held of record by Frost Gamma Investment Trust. The selling stockholder is an affiliate of a registered broker-dealer, and has certified that the securities registered in this prospectus were purchased in the ordinary course of business, and at the time of the purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(3)	Stephen Liu holds voting and dispositive control over securities held of record by Marin Bleu Inc.
(4)

Howard M. Lorbor holds voting and dispositive control over securities held of record by Lorber Alpha II LP. The selling stockholder is an affiliate of a registered broker-dealer, and has certified that the securities registered in this prospectus were purchased in the ordinary course of business, and at the time of the purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(5)

Mark Zeitchick holds voting and dispositive control over securities held of record by MZ Trading LLC. The selling stockholder is an affiliate of a registered broker-dealer, and has certified that the securities registered in this prospectus were purchased in the ordinary course of business, and at the time of the purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(6)	David Thalheim, Trustee, holds voting and dispositive control over securities held of record by David Thalheim Revocable Living Trust.
(7)

The selling stockholder is an affiliate of a registered broker-dealer, and has certified that the securities registered in this prospectus were purchased in the ordinary course of business, and at the time of the purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

The selling shareholders and any of their donees, pledgees, transferees or other successors in interest may, from time to time after the date of this prospectus, sell, transfer or otherwise dispose of any or all of their shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Selling shareholders may sell these sales at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	by pledge to secure debts and other obligations or on foreclosure of a pledge;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the identity of the selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act of 1933. If the selling shareholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The selling shareholders have advised us that, as of the date hereof, they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares covered by this prospectus. As of the date hereof, there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares covered by this prospectus by the selling shareholders.

To the extent required, the shares of our common stock to be sold, the name or names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

We have agreed, among other things, to pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions applicable to the sale of the shares of common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Schneider LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2013, and the related consolidated statements of operations, changes in equity, and cash flows for the year then ended which are incorporated by reference in the registration statement of which this prospectus is a part have been audited by Marcum LLP, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our audited consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, changes in equity, and cash flows for the year then ended which are incorporated by reference in the registration statement of which this prospectus is a part have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the shares to be sold by the selling security holders. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.

Upon your written or oral request, we will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered at no cost to the requested a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for such documents should be directed to Corporate Secretary, DS Healthcare Group, Inc., 1601 Green Road, Pompano Beach, FL 33064, telephone (888) 404-7770.

We file annual, quarterly and other reports and information with the SEC. You may read and copy any materials that we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	a breach of the director's duty of loyalty to us or our shareholders;
•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
•	a transaction from which our director received an improper benefit; or
•	an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors. We also maintain an insurance policy under which coverage is provided to our directors and officers to insure against certain liabilities that such persons may incur in their capacities as directors and officers of the company.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution.

The estimated expenses payable by DS Healthcare Group, Inc. in connection with the distribution of the securities being registered are as follows:

Amount
SEC Registration Fee	$496.06
Printing Fees and Expenses	500.00
Legal Fees and Expenses	3,000.00
Accounting Fees and Expenses	500.00
Blue Sky Fees and Expenses	500.00
Transfer Agent and Registrar Fees	500.00
Miscellaneous	1,000.00
TOTAL	$6,496.06

Item 15.

Indemnification of Directors and Officers.

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.

Exhibits.

Exhibit No.	Exhibit
3.1

Amended and Restated Articles of Incorporation dated January 13, 2007 (incorporated by reference to the registration statement on Form 10 filed with the Securities and Exchange Commission filed May 22, 2009)

3.2	Amendment to Amended and Restated Articles of Incorporation dated September 15, 2009 (incorporated by reference to Form 10-Q for the period ended September 30, 2009)
3.3

Articles of Amendment to Amended and Restated Articles of Incorporation effective November 30, 2012 (incorporated by reference registration statement on Form S-1, as amended, filed August 27, 2012 (file number 333-183558))

3.4	Bylaws (incorporated by reference to the registration statement on Form 10 filed with the Securities and Exchange Commission filed May 22, 2009)
5.1	Opinion of Pearlman Schneider *
10.1	Securities Purchase Agreement dated December 24, 2013 (incorporated by reference to the Current Report on Form 8-K filed on December 26, 2013)
10.2	Amendment Agreement effective January 3, 2014 (incorporated by reference to the Current Report on Form 8-K filed on January 6, 2014)
23.1	Consent of Marcum LLP *
23.2	Consent of Cherry Bekaert LLP*
23.3	Consent of Pearlman Schneider LLP (included in Exhibit 5.1)*

* filed herewith.

Item 17.

Undertakings.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or used or its securities provided by or on behalf of the undersigned registrant; and

d.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida on April 17, 2014.

DS Healthcare Group, Inc.

By:	/s/ Daniel Khesin
Daniel Khesin, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel Khesin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Khesin	Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors, principal executive officer, principal financial and accounting officer	April 17 2014
Daniel Khesin

/s/ Keith Markey	Director	April 17, 2014
Keith Markey

/s/ Bernard Opitz	Director	April 17, 2014
Bernard Opitz

/s/ Matthew Pfeffer	Director	April 17, 2014
Matthew Pfeffer

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